UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.        )

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Coeur Mining, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

As the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Coeur Mining, Inc. (the “Company”) is fast approaching, we are writing to request your support for Nathan Eric Fier and the Company’s Board of Directors’ (the “Board’s”) recommendation that Mr. Fier—along with the other eight director nominees included in the proxy statement for the Annual Meeting (the “Proxy Statement”)—be elected to the Board at the Annual Meeting.

Following our Proxy Statement filing, Institutional Shareholder Services Inc. (“ISS”) issued a recommendation that its clients vote against Mr. Fier’s election to our Board. Specifically, ISS has recommended that its clients vote against Mr. Fier because ISS has made its own determination that he is a “non-independent” director serving on our Board’s Audit Committee (the “Audit Committee”). The purpose of this letter is to assist our stockholders in understanding why the Board has determined that Mr. Fier is an independent director and why we and the rest of the Board believe strongly that stockholders should vote “FOR” Mr. Fier’s election to our Board.

On behalf of the Board, we encourage you to review this letter, as well as the detailed information provided in our Proxy Statement before you cast your vote at the Annual Meeting. We urge you to vote FOR the election of Mr. Fier to the Board for the reasons set forth below:

•	The Board Has Determined that Mr. Fier is an Independent Director under the Applicable New York Stock Exchange (“NYSE”) Listing Standards and our Corporate Governance Guidelines

Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under the applicable listing standards of the New York Stock Exchange (“NYSE”). Under the NYSE listing standards, a director who formerly served as an executive of the Company (including as a Chief Executive Officer) is deemed to be not independent for three years after having ceased to serve in such capacity. However, in the context of a merger, this bright line test does not apply to a director who was an employee of a company that merged into an NYSE-listed company “if his or her employment relationship ended prior to, or concurrent with, the transaction.”1 Despite the NYSE listing standards, ISS’ proxy voting guidelines provide that ISS will consider a former executive of an acquired company that was merged out of existence to be non-independent for five years after the employment terminates, regardless of whether such executive has ever actually been employed by the acquirer.

1 See NYSE, FAQs Regarding 303A - Corporate Governance Standards (published July 28, 2021), available at: https://www.nyse.com/publicdocs/nyse/regulation/nyse/FAQ_NYSE_Listed_Company_Manual_Section_303A_7_28_2021.pdf.

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Here, Mr. Fier—along with Pierre Beaudoin—joined the Board following the closing of the acquisition of SilverCrest Metals Inc. (“SilverCrest”) by the Company. Mr. Fier, who served as SilverCrest’s Chief Executive Officer and as a director, and Mr. Beaudoin, who served on SilverCrest’s board (and previously served as SilverCrest’s Chief Operating Officer until his retirement in 2024) were selected through a Nominating and Corporate Governance and Board process in connection with our commitment under the SilverCrest acquisition agreement to add two SilverCrest directors to our Board. In connection with the closing of the SilverCrest acquisition, Mr. Fier ceased to serve as SilverCrest’s Chief Executive Officer. Therefore, he has never been employed by the Company in any capacity—his only direct affiliation with the Company has been through his Board seat. As a result, consistent with the Company’s Corporate Governance Guidelines and the NYSE independence requirements applicable to directors and audit committee members under the NYSE listing rules, the Nominating and Corporate Governance recommended, and the Board affirmatively determined, that Messrs. Fier and Beaudoin were both “independent” for purposes of Board service and that Mr. Fier was further independent for purposes of serving on the Audit Committee under the Company’s Corporate Governance Guidelines and the NYSE listing standards.

Nonetheless, ISS still deemed Messrs. Fier and Beaudoin be non-independent directors per its own criteria and, because Mr. Fier serves on the Audit Committee, has recommended votes against him. According to ISS, Mr. Fier serves “as a non-independent member [(per ISS’ classification)] of a key board committee.”  We disagree with ISS’ classification of Mr. Fier as “non-independent.”  ISS’ policy on how Mr. Fier’s independence should be assessed is out of line with our Corporate Governance Guidelines and the applicable NYSE listing rules. In fact, another proxy advisory firm—Glass Lewis & Co.—classified Mr. Fier as independent in line with our Board’s assessment. The fact that Mr. Fier served as the Chief Executive Officer of what is now one of the Company’s five operating segments does not make him non-independent. Therefore, we encourage our stockholders to disregard the ISS’ recommendation and align with our Board’s determination that Mr. Fier is independent under our Corporate Governance Guidelines and the applicable NYSE listing standards and support his election to the Board.

•	Mr. Fier Has Unique Experiences and Skills Sets and is an Effective Member of our Board and the Audit Committee

Mr. Fier is a valued member of our Board and the Audit Committee. Mr. Fier is a Certified Professional Geologist (USA) and Engineer (Canada) with over 35 years of experience in the international mining industry, including exploration, acquisition, development and production of numerous mining projects in Guyana, Chile, Brazil, Central America, Mexico and Peru. He brings to the Board and the Audit Committee in-depth knowledge of the extractive sector, including exploration, resource and reserve estimation, economic analysis, strategy development, property evaluation, financing, marketing, project development and management, construction, and operations management. He is particularly critical to the Audit Committee due to his unique experience overseeing risks and financial reporting at multiple precious metals mining companies.  In light of the Board’s affirmative determination that Mr. Fier is independent under the applicable NYSE listing standards and the Company’s Corporate Governance Guidelines, coupled with his extensive experience and qualifications, we recommend that you vote FOR the election of Mr. Fier at the Annual Meeting.

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Thank you for giving this important matter your attention and for your support of Mr. Fier and the other Board nominees named in the Proxy Statement.

Sincerely,

Mitchell J. Krebs
Chairman, President & CEO

J. Kenneth Thompson
Independent Lead Director

Important Information

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, you are urged to vote and submit your proxy as soon as possible. Our Proxy Statement, supplemental proxy materials and our 2024 Annual Report are available at proxyvote.com.

This letter should be read in conjunction with the Proxy Statement. This letter does not change or update any of the other information contained in the Proxy Statement.

If you have already voted in connection with the Annual Meeting, you do not need to vote again unless you would like to change or revoke your prior vote. If you would like to change or revoke your prior vote on any proposal, please refer to the “General Information” section in the Proxy Statement and the question titled “How can I revoke a proxy or change my vote?” for instructions on how to do so.

This letter is being made available and provided to certain stockholders of Coeur Mining, Inc. on or after April 22, 2025.

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